SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.

                                 FORM 8-A


            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


 FIRST TRUST/GALLATIN SPECIALTY FINANCE AND FINANCIAL OPPORTUNITIES FUND
--------------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                             06-1810845
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


1001 Warrenville Road, Suite 300, Lisle, Illinois                  60532
-------------------------------------------------              -------------
    (Address of Principal Executive Offices)                     (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[ ]

Securities Act registration statement file number to which this form relates: 333-141457

Securities to be registered pursuant to Section 12(b) of the Act:

            TITLE OF EACH CLASS             NAME OF EACH EXCHANGE ON WHICH
            TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED

  Common Shares of Beneficial Interest       New York Stock Exchange, Inc.
          $.01 par value per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                   NONE
                  -------------------------------------
                             (Title of Class)

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of First Trust/Gallatin Specialty Finance and Financial Opportunities Fund (the "Registrant"). An application for listing of the Shares has been filed with the New York Stock Exchange, Inc. A description of the Shares is contained under the caption "Description of Shares," at page 42 of the Preliminary Prospectus, which is a part of the initial Registration Statement on Form N-2 (Registration Nos. 333-141457 and 811-22039), filed with the Securities and Exchange Commission on March 21, 2007. Such description is incorporated by reference herein.


ITEM 2.           EXHIBITS

         Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                SIGNATURE

         Pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     FIRST TRUST/GALLATIN SPECIALTY FINANCE
                                        AND FINANCIAL OPPORTUNITIES FUND



                                     By:  /s/ W. Scott Jardine
                                          ----------------------------------
                                          W. Scott Jardine, Secretary


May 17, 2007